EXHIBIT 23.1

                            Williams & Webster, P.S.
                          Certified Public Accountants
                               601 West Riverside
                                   Suite 1940
                         Spokane, Washington 99201-0611
                                 (509) 838-5111
                               FAX (509) 839-5114


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Nexland, Inc.
Miami Florida

         We consent to the use of our audit report dated March 13, 2000 on the financial statements of Nexland, Inc. as of December 31, 1999, for the filing with and attachment to the Form S-1.


/s/ Williams & Webster, P.S.
----------------------------

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

May 2, 2000